SharpSpring Reports Record Second Quarter 2016 Results

GAINESVILLE, FL — August 9, 2016 – SharpSpring, Inc. (NASDAQ: SHSP), a global provider of cloud-based marketing technologies, reported financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Operational Highlights

●	Secured 251 new SharpSpring customers, up 38% year-over-year, and finished the quarter with over 4,000 businesses using the flagship platform

●	Divested the SMTP email relay business for $15.0 million, strengthening the company’s balance sheet and allowing for greater focus on the company’s higher-growth marketing automation platform

●	Completed the migration of more than 12,000 legacy GraphicMail customers onto the company’s new SharpSpring Mail+ marketing automation platform

●	Launched a cutting-edge landing page and blog builder to enhance its premium marketing automation offering

Second Quarter 2016 Financial Results

●	Revenue increased 18% to $4.2 million from $3.6 million in the same year-ago period. The increase was driven by a 111% increase in revenue from the company’s SharpSpring marketing automation platform to a record $2.1 million or 50% of total revenue.

●	Gross profit increased 8% to a record $2.9 million from $2.7 million in the second quarter of 2015.

●	Net income totaled $9.1 million or $1.19 per share compared to a net loss of $1.9 million or $(0.32) per share in the second quarter of 2015. The improvement was primarily due to a gain on the sale of the company’s SMTP email relay business for $15.0 million in aggregate consideration, offset by increased tax expense associated with the gain.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $19,000, compared to adjusted EBITDA of $36,000 in the same year-ago period.

●	Core net income (a non-GAAP metric reconciled below) totaled $79,000 or $0.01 core net income per share, an improvement from a core net loss of $20,000 in the same year-ago period.

●	At quarter-end, cash totaled $15.3 million, compared to $3.2 million at the end of the prior quarter, primarily due to $14.0 million of cash received from the sale of the SMTP email relay business.

Management Commentary

“Q2 marked another record quarter for SharpSpring,” said company CEO Rick Carlson. “Our performance reveals the increasing demand for our cost-efficient and easy-to-use marketing automation platform, as well as our ability to leverage our competitive advantages to rapidly expand our market share. In fact, revenue from our marketing automation platform hit a new record high of $2.1 million, reaching 50% of total revenue for the first time in our history.

“In addition to generating strong revenue and expanding our customer base, we made significant progress executing on our plan to increase our focus and resources on our core marketing automation platform. This was highlighted by our successful migration of GraphicMail customers onto the SharpSpring platform, as well as the divestiture of our email relay business unit for $15 million. Both milestones streamlined our operations, allowing us to focus more on marketing automation and more effectively leverage our price and product competitive advantages.

“Looking ahead, we believe we will be able to leverage our bolstered balance sheet, business model, and industry-leading platform to achieve our financial goals for 2016. This includes doubling our SharpSpring revenue and more than tripling the number of businesses using our SharpSpring platform.”

Discontinued Operations Presentation

Figures in the commentary above have not been adjusted to split out the operations of our SMTP email relay business, which was sold on June 27, 2016 and treated as “discontinued operations” in the financial statements below For more information, please refer to the reconciliation table presented below and the company’s upcoming 10-Q filing.

Conference Call

SharpSpring management will hold a conference call today (August 9, 2016) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

Date: Tuesday, August 9, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 1-877-407-4018

International dial-in number: 1-201-689-8471

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through August 30, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 13641528

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are “non-GAAP financial measures” presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

About SharpSpring, Inc.

SharpSpring, Inc. (SHSP) is a rapidly growing, global provider of cloud-based marketing automation solutions that enable businesses to improve lead generation and engagement to drive more sales. The company’s product lines, which include SharpSpring and SharpSpring Mail+, are known for their innovation, flexible architecture, ease of use, and cost-effectiveness — all backed by high-quality, multilingual customer support. Learn more at www.sharpspring.com and www.sharpspringmail.com.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

ir@sharpspring.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Najim Mostamand

949-574-3860

SHSP@liolios.com

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$2,891,641	$2,268,492	$5,678,416	$4,193,100

Cost of services	1,010,436	647,385	2,081,523	1,104,561
Gross profit	1,881,205	1,621,107	3,596,893	3,088,539

Operating expenses:
Sales and marketing	1,318,210	1,074,801	2,639,294	2,144,144
Research and development	562,583	453,215	1,039,692	811,413
General and administrative	925,726	883,689	1,938,056	1,767,122
Change in earn out liability	99,000	1,667,332	219,473	2,371,332
Intangible asset amortization	286,719	382,679	770,016	761,574

Total operating expenses	3,192,238	4,461,716	6,606,531	7,855,585

Operating loss	(1,311,033)	(2,840,609)	(3,009,638)	(4,767,046)
Other income (expense), net	38,428	(15,623)	369,879	(65,646)

Loss before income taxes	(1,272,605)	(2,856,232)	(2,639,759)	(4,832,692)
Benefit for income tax	(603,501)	(655,433)	(815,507)	(1,204,815)
Net loss from continuing operations	(669,104)	(2,200,799)	(1,824,252)	(3,627,877)
Net income from discontinued operations, net of tax	9,742,401	334,148	10,187,451	591,189
Net income (loss)	$9,073,297	$(1,866,651)	$8,363,199	$(3,036,688)

Net loss per share from continuing operations
Basic net loss per share	$(0.09)	$(0.38)	$(0.25)	$(0.64)
Diluted net loss per share	$(0.09)	$(0.38)	$(0.25)	$(0.64)

Net income per share from discontinued operations
Basic net income per share	$1.28	$0.06	$1.37	$0.10
Diluted net income per share	$1.28	$0.06	$1.37	$0.10

Net income (loss) per share
Basic net income (loss) per share	$1.19	$(0.32)	$1.12	$(0.54)
Diluted net income (loss) per share	$1.19	$(0.32)	$1.12	$(0.54)

Shares used in computing basic net income (loss) per share	7,625,833	5,871,445	7,439,152	5,664,090
Shares used in computing diluted net income (loss) per share	7,636,581	5,871,445	7,449,756	5,664,090

Other comprehensive income (loss):
Foreign currency translation adjustment	(91,587)	196,210	(90,265)	132,739
Comprehensive income (loss)	$8,981,710	$(1,670,441)	$8,272,934	$(2,903,949)

SharpSpring, Inc.

CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$15,335,363	$4,158,646
Restricted cash	250,000	-
Accounts receivable	817,827	794,123
Deferred income taxes	91,356	16,645
Income taxes receivable	554,670	793,189
Other current assets	1,432,663	205,143
Assets held for sale	-	45,697
Total current assets	18,481,879	6,013,443

Property and equipment, net	670,149	565,481
Goodwill	8,865,209	8,881,933
Other intangible assets, net	4,910,152	5,518,305
Deposits and other	42,254	11,280
Assets held for sale	-	251,565
Total assets	$32,969,643	$21,242,007

Liabilities and Shareholders’ Equity
Accounts payable	$584,585	$609,454
Accrued expenses and other current liabilities	622,625	1,098,790
Deferred revenue	497,278	525,217
Current portion of earn out liabilities	-	5,191,116
Income taxes payable	5,103,035	36,469
Deferred income taxes	-	7,598
Liabilities held for sale	-	369,941
Total current liabilities	6,807,523	7,838,585

Shareholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding at June 30, 2016 and December 31, 2015	-	-
Common stock, $0.001 par value, Authorized shares-50,000,000; issued shares-8,356,989 at June 30, 2016 and 7,233,035 at December 31, 2015; outstanding shares-8,336,989 at June 30, 2016 and 7,233,035 at December 31, 2015	8,356	7,233
Additional paid in capital	27,175,931	22,607,290
Accumulated other comprehensive income loss	(232,878)	(142,613)
Accumulated deficit	(705,289)	(9,068,488)
Treasury stock	(84,000)	-
Total shareholders’ equity	26,162,120	13,403,422

Total liabilities and shareholders’ equity	$32,969,643	$21,242,007

SharpSpring, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss)	$9,073	$(1,867)	$8,363	$(3,037)
Provision (benefit) for income tax	5,212	(456)	5,266	(852)
Other (income) expense, net	(15,007)	16	(15,338)	66
Depreciation & amortization	332	428	883	854
Non-cash stock compensation	172	233	361	435
Acquisition related charges	99	1,667	219	2,419
Restructuring charges	100	15	100	45
Adjusted EBITDA	(19)	36	(146)	(70)

SharpSpring, Inc.

RECONCILIATION TO CORE NET INCOME (LOSS) AND CORE EARNINGS (LOSS) PER SHARE

(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss)	$9,073	$(1,867)	$8,363	$(3,037)
Amortization of intangible assets	287	383	770	762
Non-cash stock compensation	172	233	361	435
Acquisition related charges	99	1,667	219	2,419
Restructuring charges	100	15	100	45
Gain on sale of SMTP business	(14,969)	-	(14,969)	-
Gain from escrow claim	-	-	(260)	-
Tax adjustment	5,317	(451)	5,317	(796)
Core net income (loss)	$79	$(20)	$(99)	$(172)

Core net income (loss) per share	$0.01	$-	$(0.01)	$(0.03)
Weighted average common shares outstanding	7,637	5,871	7,439	5,664

SharpSpring, Inc.

RECONCILIATION TO STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30, 2016
	Continuing	Discontinued
	Operations	Operations	Consolidated
Revenue	$2,891,641	$1,339,102	$4,230,743

Cost of services	1,010,436	335,166	1,345,602
Gross profit	1,881,205	1,003,936	2,885,141

Operating expenses:
Sales and marketing	1,318,210	103,516	1,421,726
Research and development	562,583	79,845	642,428
General and administrative	925,726	231,137	1,156,863
Change in earn out liability	99,000	-	99,000
Intangible asset amortization	286,719	-	286,719

Total operating expenses	3,192,238	414,498	3,606,736

Operating income (loss)	(1,311,033)	589,438	(721,595)
Other income (expense), net	38,428	14,968,532	15,006,960

Income (loss) before income taxes	(1,272,605)	15,557,970	14,285,365
Income tax expense (benefit)	(603,501)	5,815,569	5,212,068
Net income (loss)	$(669,104)	$9,742,401	$9,073,297